Exhibit 99.1

STR HOLDINGS, INC. REPORTS THIRD QUARTER 2012 RESULTS

ENFIELD, Conn. — November 7, 2012 — STR Holdings, Inc. (NYSE: STRI) today announced its financial results for the third quarter and nine months ended September 30, 2012.

Third Quarter 2012 Financial Summary:

•                  Net sales of $23.1 million

•                  Diluted GAAP loss per share from continuing operations of $(0.09); Diluted non-GAAP loss per share from continuing operations of $(0.03)

•                  Finished the quarter with $70.6 million in cash and no debt

Financial Results

Net sales for the quarter ended September 30, 2012 were $23.1 million. This represents a decline of 8.1% sequentially and 58.9% from Q3 2011. On a sequential basis, the decline was driven primarily by a volume decline of approximately 7% and unfavorable foreign exchange impact of approximately 1%. On a year-over-year basis, volume declined by approximately 45% and ASP declined by approximately 20%.

“We believe that demand has softened considerably throughout the industry on the heels of negative policy revisions, primarily in Italy and Germany, and our sequential volume reflects this,” said Robert S. Yorgensen, STR’s President and Chief Executive Officer. “We continue to execute our strategic objectives of reducing our cost structure and developing innovative products.  The launch of our next-generation encapsulant is progressing well with favorable results obtained from our internal testing and the successful completion of damp heat testing with several prospective Chinese customers.”

Gross profit for the third quarter of 2012 was $0.6 million, or 2.5% of sales, compared to $1.6 million, or 6.3% of sales, from the second quarter of 2012, primarily driven by unfavorable cost absorption.

Selling, general and administrative expenses for the third quarter of 2012 were $5.8 million compared to $6.7 million in the second quarter of 2012. The reduction was driven by lower non-cash stock-based compensation expense and continued cost reduction efforts.

Net loss from continuing operations for the third quarter of 2012 was $(3.6) million, or $(0.09) per diluted share. This compares to a net loss from continuing operations of $(2.4) million, or

$(0.06) per diluted share, for the second quarter of 2012 and net earnings from continuing operations of $3.8 million, or $0.09 per diluted share, for the third quarter of 2011.

Non-GAAP net loss from continuing operations for the third quarter of 2012, which excludes certain tax-effected adjustments (as disclosed following the non-GAAP reconciliation table at the end of this press release), was $(1.1) million, or $(0.03) per diluted share. This compares to non-GAAP net earnings from continuing operations of $0.0 million, or $0.00 per diluted share, for the second quarter of 2012 and non-GAAP net earnings from continuing operations of $8.8 million, or $0.21 per diluted share, for the third quarter of 2011.

Balance Sheet and Liquidity

During the third quarter of 2012, the Company had negative operating cash flow from continuing operations of $(0.7) million primarily due to unfavorable timing of foreign tax payments of $2.5 million. Free cash flow from continuing operations was $(1.8) million during the third quarter of 2012. The Company finished the third quarter of 2012 with $70.6 million of cash and no debt.  In addition, the Company received approximately $8.0 million of cash from income tax refunds in October that will be reflected in its October cash balance.

Guidance

The Company today provided guidance for the fourth quarter and updated its full-year 2012 guidance as follows:

STR Holdings, Inc.

Business Outlook

Amounts in millions, except per share amounts

Quarter ending December 31, 2012	Low	High
Net sales	$14.0	$16.0
Diluted non-GAAP EPS	$(0.09)	$(0.07)

Year ending December 31, 2012	Low	High
Net sales	$93.0	$95.0
Diluted non-GAAP EPS	$(0.05)	$(0.03)

Third Quarter Conference Call and Presentation

The Company will discuss its financial results and guidance in a conference call today at 4:30 p.m. ET. A live webcast of the conference call and presentation will be available through the Investor Relations section of the Company’s website at www.strholdings.com. Investors accessing the live call by phone from the U.S. should dial (866) 510-0707 and enter passcode: 57545208. Those calling from outside the U.S. should dial (617) 597-5376 and use the same passcode.  A telephone replay will be available approximately two hours after the call concludes through Wednesday, November 14, 2012, by dialing (888) 286-8010 from the U.S., or

(617) 801-6888 from international locations, and entering passcode: 76494891. The webcast and presentation will be archived on the Company’s website for one year.

About STR Holdings, Inc.

STR Holdings, Inc. is a leading global provider of high-quality, superior performance encapsulants to the photovoltaic module industry. Further information about STR Holdings, Inc. can be obtained via the Company’s website at www.strholdings.com.

Forward-Looking Statements

This press release and any oral statement made in respect of the information in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to inherent risks and uncertainties. These forward-looking statements present the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business and are based on assumptions that the Company has made in light of its industry experience and perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate under the circumstances. However, these forward-looking statements are not guarantees of future performance or financial or operating results. In addition to the risks and uncertainties discussed in this press release, the Company faces risks and uncertainties that include, but are not limited to, the following: (i) technological changes in the solar energy industry or the Company’s failure to develop and introduce or integrate new technologies could render its encapsulants uncompetitive or obsolete, particularly in China; (ii) excess capacity in the solar supply chain; (iii) its ability to increase its market share; (iv) demand for solar energy in general and solar modules in particular; (v) the timing and effects of the implementation of government incentives and policies for renewable energy, primarily in China and the United States; (vi) the effects of the announced reductions to solar incentives in Germany and Italy; (vii) trade complaints and lawsuits diminishing the growth of the solar industry; (viii) the extent to which it may be required to write-off accounts receivable, inventory or intangible assets; (ix) product pricing pressures and other competitive factors; (x) customer concentration in its business and its relationships with key customers; (xi) its ability to protect its intellectual property; (xii) volatility in commodity costs, such as resin or paper used in its encapsulants, and its ability to successfully manage any increases in these commodity costs; (xiii) its dependence on a limited number of third-party suppliers for raw materials for its encapsulants and materials used in its processes; (xiv) operating new manufacturing facilities and increasing production capacity at existing facilities; (xv) its reliance on vendors and potential supply chain disruptions, including those resulting from bankruptcy filings by customers or vendors; (xvi) potential product performance matters and product liability; (xvii) the extent and duration of the current downturn in the global economy; (xviii) the impact negative credit markets may have on the Company or its customers or suppliers; (xix) the impact of changes in foreign currency exchange rates on financial results, and the geographic distribution of revenues and earnings; (xx) maintaining sufficient liquidity in order to fund future profitable growth and long-term vitality; (xxi) outcomes of litigation and regulatory actions; and (xxii) the other risks and uncertainties described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent periodic reports on Forms 10-K, 10-Q and 8-K. You are urged to carefully review and consider the disclosure found in the Company’s filings which are available on http://www.sec.gov or http://www.strholdings.com. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, actual results may vary materially from those projected in these forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statement contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

STR Holdings, Inc.

Joseph C. Radziewicz

Vice President and Chief Financial Officer

+1 (860) 758-7325

joseph.radziewicz@strholdings.com

STR Holdings, Inc.

CONDENSED CONSOLIDATED INCOME STATEMENTS

All amounts in thousands except shares and per share amounts

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$23,092	$56,237	$79,294	$195,892
Cost of sales	22,510	41,665	75,127	128,157

Gross profit	582	14,572	4,167	67,735

Selling, general and administrative expenses	5,844	6,838	20,298	21,666
Provision (recovery) for bad debt expense	47	(532)	497	509
Goodwill impairment	—	—	82,524	—
Asset impairment	—	1,861	—	1,861
Operating (loss) income	(5,309)	6,405	(99,152)	43,699

Other (expense) income	(1,070)	(3,632)	5,771	(3,911)
(Loss) earnings from continuing operations before income tax (benefit) expense	(6,379)	2,773	(93,381)	39,788
Income tax (benefit) expense from continuing operations	(2,800)	(1,044)	(5,250)	10,739
Net (loss) earnings from continuing operations	$(3,579)	$3,817	$(88,131)	$29,049

Discontinued operations:
Earnings from discontinued operations before income tax (benefit) expense	—	117,314	—	110,771
Income tax (benefit) expense from discontinued operations	(4,246)	75,841	(4,246)	73,980
Net earnings from discontinued operations	$4,246	$41,473	$4,246	$36,791

Net earnings (loss)	$667	$45,290	$(83,885)	$65,840

GAAP net earnings (loss) per share:
Basic from continuing operations	$(0.09)	$0.09	$(2.13)	$0.71
Basic from discontinued operations	0.11	1.02	0.10	0.90
Total basic GAAP net earnings (loss) per share	$0.02	$1.11	$(2.03)	$1.61

Diluted from continuing operations	$(0.09)	$0.09	$(2.13)	$0.69
Diluted from discontinued operations	0.11	1.00	0.10	0.88
Total diluted GAAP net earnings (loss) per share	$0.02	$1.09	$(2.03)	$1.57

(1) Non-GAAP net (loss) earnings per share:
Basic from continuing operations	$(0.03)	$0.21	$0.05	$0.87
Basic from discontinued operations	0.11	1.05	0.10	0.97
Total basic non-GAAP net earnings per share	$0.08	$1.26	$0.15	$1.84

Diluted from continuing operations	$(0.03)	$0.21	$0.05	$0.85
Diluted from discontinued operations	0.11	1.04	0.10	0.94
Total diluted non-GAAP net earnings per share	$0.08	$1.25	$0.15	$1.79
Weighted-average common shares outstanding:
Basic shares outstanding GAAP	41,439,827	40,972,552	41,277,975	40,853,480
(2) Diluted shares outstanding GAAP	41,439,827	41,503,070	41,277,975	41,985,525
Stock options	—	—	—	—
Restricted common stock	—	—	151	—
(2) Diluted shares outstanding non-GAAP	41,439,827	41,503,070	41,278,126	41,985,525

(1) Please refer to the reconciliation of non-GAAP measures included in this press release.

(2) Please refer to the reconciliation of diluted shares outstanding for non-GAAP net earnings per share included in this press release.

STR Holdings, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

All amounts in thousands

	September 30, 2012	December 31, 2011
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$70,625	$58,794
Accounts receivable, net	7,309	14,535
Inventories	13,998	28,809
Other current assets	13,419	8,168
Total current assets	105,351	110,306

Property, plant and equipment, net	67,807	63,474
Intangible assets, net	137,589	143,912
Goodwill	—	82,524
Other noncurrent assets	1,077	1,875
Total assets	$311,824	$402,091

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$4,279	$4,647
Accrued liabilities	7,960	9,445
Income taxes payable	2,306	6,735
Total current liabilities	14,545	20,827

Deferred tax liabilities	45,116	48,585
Other long-term liabilities	2,121	2,174
Total liabilities	$61,782	$71,586

STOCKHOLDERS’ EQUITY
Stockholders’ equity	250,042	330,505
Total liabilities and stockholders’ equity	$311,824	$402,091

STR Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

All amounts in thousands

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net earnings (loss)	$667	$45,290	$(83,885)	$65,840
Net earnings from discontinued operations	4,246	41,473	4,246	36,791
Net (loss) earnings from continuing operations	(3,579)	3,817	(88,131)	29,049
Adjustments to reconcile net (loss) earnings to net cash (used in) provided by operating activities:
Depreciation	2,042	2,363	6,157	6,156
Goodwill impairment	—	—	82,524	—
Asset impairment	—	1,861	—	1,861
Amortization of intangibles	2,107	2,108	6,323	6,324
Amortization of deferred financing costs	55	221	218	884
Write-off of deferred debt costs	844	3,586	844	3,586
Stock-based compensation expense	704	1,073	3,682	3,273
Loss on disposal of property, plant and equipment	2	2	2	2
Provision (recovery) for bad debt expense	47	(532)	497	509
Deferred income tax (benefit) expense	(1,244)	217	(3,055)	(363)
Changes in operating assets and liabilities	(1,961)	4,149	19,138	(30,574)
Other, net	250	(1,631)	365	356
Net cash (used in) provided by continuing operations	(733)	17,234	28,564	21,063
Net cash used in discontinued operations	—	(8,104)	(5,786)	(10,056)
Net cash (used in) provided by operating activities	$(733)	$9,130	$22,778	$11,007

INVESTING ACTIVITIES
Capital expenditures	$(1,052)	$(3,906)	$(10,477)	$(18,441)
Proceeds from sale of fixed assets	—	1	—	1
Net cash used in continuing operations	(1,052)	(3,905)	(10,477)	(18,440)
Net cash provided by discontinued operations	—	268,520	—	266,527
Net cash (used in) provided by investing activities	$(1,052)	$264,615	$(10,477)	$248,087

FINANCING ACTIVITIES
Net cash (used in) provided by continuing operations	$(24)	$(88)	$1	$585
Net cash used in discontinued operations	—	(237,600)	—	(238,525)
Net cash (used in) provided by financing activities	$(24)	$(237,688)	$1	$(237,940)

Effect of exchange rate changes on cash	243	(1,815)	(471)	1,835

Net (decrease) increase in cash and cash equivalents	(1,566)	34,242	11,831	22,989
Cash and cash equivalents, beginning of period	72,191	95,377	58,794	106,630
Cash and cash equivalents, end of period	$70,625	$129,619	$70,625	$129,619

* Free cash flow from continuing operations	$(1,785)	$13,328	$18,087	$2,622

* Please refer to the reconciliation of non-GAAP measures included in this press release.

STR Holdings, Inc.

RECONCILIATION OF NON-GAAP MEASURES

All amounts in thousands except shares and per share amounts

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Non-GAAP (Loss) Earnings Per Share
Net (loss) earnings from continuing operations	$(3,579)	$3,817	$(88,131)	$29,049
Adjustments to net (loss) earnings from continuing operations:
Amortization of intangibles	2,107	2,108	6,323	6,324
Amortization of deferred financing costs	899	3,807	1,062	4,470
Stock-based compensation expense	704	1,073	3,682	3,273
Accelerated depreciation	—	356	—	356
Asset impairment	—	1,861	—	1,861
Goodwill impairment	—	—	82,524	—
Interest expense from prior credit facilities	—	(1,722)	—	(6,699)
Tax effect of non-GAAP adjustments	(1,254)	(2,539)	(3,639)	(3,043)
Non-GAAP net (loss) earnings from continuing operations	$(1,123)	$8,761	$1,821	$35,591

Non-GAAP net (loss) earnings per share:
Basic from continuing operations	$(0.03)	$0.21	$0.05	$0.87
Diluted from continuing operations	$(0.03)	$0.21	$0.05	$0.85

Weighted-average common shares outstanding:
Basic	41,439,827	40,972,552	41,277,975	40,853,480
(1) Diluted	41,439,827	41,503,070	41,278,126	41,985,525

(1) Please refer to the reconciliation of diluted shares outstanding for non-GAAP net (loss) earnings per share included in this press release.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow from Continuing Operations
Cash flow from operations from continuing operations	$(733)	$17,234	$28,564	$21,063
Less:
Capital expenditures	(1,052)	(3,906)	(10,477)	(18,441)
Free cash flow	$(1,785)	$13,328	$18,087	$2,622

Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company uses non-GAAP financial measures to facilitate better understanding of its operating results. In this press release, there are two non-GAAP financial metrics mentioned: Non-GAAP earnings per share from continuing operations (EPS) and free cash flow from continuing operations as defined below:

Non-GAAP EPS: The Company believes that non-GAAP EPS from continuing operations provides meaningful supplemental information regarding its performance by excluding certain expenses that may not be indicative of the core business operating results and may help in comparing current period results with those of prior periods as well as with its peers.

Non-GAAP EPS from continuing operations is defined as net (loss) earnings from continuing operations not including the tax effected impact of deferred financing costs, stock-based compensation, intangible asset amortization expense, goodwill impairment, plus interest expense from prior credit facilities divided by the weighted-average common shares outstanding. Please refer to the Company’s Form 10-K filed with the SEC on March 14, 2012 for detailed discussion on these adjustments.

Although the Company uses non-GAAP EPS from continuing operations as a measure to assess the operating performance of its business, non-GAAP EPS from continuing operations has significant limitations as an analytical tool because it excludes certain material costs. Because non-GAAP EPS from continuing operations does not account for these expenses, its utility as a measure of its operating performance has material limitations. Because of these limitations, the Company does not view non-GAAP EPS from continuing operations in isolation and uses other metrics to measure operating performance such as, but not limited to, net sales, gross margin, operating (loss) income, adjusted EBITDA, and net (loss) earnings from continuing operations.

STR Holdings, Inc.

RECONCILIATION OF NON-GAAP SHARES OUTSTANDING

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Weighted-average shares outstanding
Basic shares outstanding GAAP	41,439,827	40,972,552	41,277,975	40,853,480
Diluted shares outstanding GAAP	41,439,827	41,503,070	41,277,975	41,985,525
Stock options	—	—	—	—
Restricted common stock	—	—	151	—
Diluted shares outstanding non-GAAP	41,439,827	41,503,070	41,278,126	41,985,525

Diluted GAAP shares outstanding: Due to a loss from continuing operations during the nine months ended September 30, 2012, the diluted weighted-average common shares outstanding for purposes of our diluted GAAP loss per share does not include 151 shares of restricted common stock respectively, as these potential awards do not share in any loss generated by the Company and are anti-dilutive.

Free Cash Flow from Continuing Operations: The Company believes free cash flow from continuing operations is an important measure of its overall liquidity and its ability to fund future growth and provide a return to shareowners. Free cash flow is defined as operating cash flow from continuing operations excluding cash spent on capital expenditures. A limitation of using free cash flow versus the GAAP measure of cash provided by operating activities as a means for evaluating the Company’s business is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period.